UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING CONTAINS A CURRENT REPORT ON FORM 8-K FILED BY ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. ON SEPTEMBER 19, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2008, Allscripts LLC, a wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Benjamin Bulkley, Allscripts’ chief operating officer, entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement acknowledges that Mr. Bulkley has resigned from his employment with Allscripts effective September 19, 2008. Under the terms of the Separation Agreement, Allscripts will pay Mr. Bulkley his guaranteed minimum performance bonus for 2007 of $50,000 within ten days of the effective date of his termination. Allscripts has agreed to make the following payments to Mr. Bulkley: (i) one year’s base salary payable in twelve monthly installments, (ii) the performance bonus Mr. Bulkley would have been entitled to for the Company’s fiscal third quarter 2008, payable at the time it otherwise would have been payable and (iii) a cash payment of $10,000 in lieu of outplacement services, provided that Mr. Bulkley complies with certain covenants in his employment agreement, as amended. Additionally, Allscripts will continue to provide Mr. Bulkley and his family members with certain benefits for twelve months and his unvested equity awards will vest upon the effective date of his resignation.

In the Separation Agreement, Allscripts exercised its right to make the cash payment described in Section 4.5.1(v) of Mr. Bulkley’s amended employment agreement, as described in the First Amendment to Mr. Bulkley’s employment agreement, which was filed as Exhibit 10.1 to Allscripts’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 and is incorporated by reference herein, in lieu of the vesting of unvested restricted stock units of Allscripts held by Mr. Bulkley. The Separation Agreement also contains a general release of any and all claims by Mr. Bulkley in favor of Allscripts.

A copy of the Separation Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 8.01. Other Events.

Designation of Executive Officers Post-Closing

As previously announced, Allscripts entered into an Agreement and Plan of Merger dated as of March 17, 2008 (the “Merger Agreement”) with Misys plc (“Misys”), Misys Healthcare Systems, LLC (“MHS”), an indirect wholly-owned subsidiary of Misys, and Patriot Merger Company, LLC, pursuant to which, among other things, and subject to the satisfaction or, where permissible, waiver of the conditions set forth therein, MHS will become a wholly-owned subsidiary of Allscripts. In connection with the anticipated closing of the transactions contemplated by the Merger Agreement (the “Transactions”), which is subject to customary closing conditions, including approval of Allscripts’ stockholders, Allscripts’ board of directors has designated the anticipated executive officers of Allscripts effective after, and contingent upon, consummation of the Transactions. The following is the listing of such executive officers:

Michael Lawrie	Executive Chairman
Glen E. Tullman	Chief Executive Officer
Lee Shapiro	President
William J. Davis	Senior Vice President and Chief Financial Officer
Brian D. Vandenberg	Senior Vice President and General Counsel
Nicoa C. Dunne	Senior Vice President, Human Resources
R.L. (Vern) Davenport	President, Professional Solutions

Laurie A.S. McGraw	President, Enterprise Solutions
Jeffrey A. Surges	President, Hospital Solutions

iMedica Dispute with MHS

On September 15, 2008, Misys announced that MHS had reached an agreement (the “Agreement”) with iMedica Corporation (“iMedica”) and settled the previously disclosed dispute between MHS and iMedica regarding the OEM agreement between MHS and iMedica. Under the terms of the Agreement MHS will continue to license certain iMedica health and practice management software, marketed under the Misys MyWay brand. The Agreement also provides that iMedica will license to MHS a new version of the iMedica software source code. Each of iMedica and MHS will continue to develop their products independently and neither party will have any rights to the other party’s future source code or products, nor any obligation to share any future source code or products.

MHS also agreed to pay iMedica a total of $12 million in cash over the coming months contingent upon delivery by iMedica and acceptance by MHS of the source code and services, and to surrender MHS’ minority equity stake in iMedica and any outstanding prepaid royalties. Misys has agreed to bear the full liability and responsibility for such $12 million payment.

The summary of the Agreement contained in this Item 8.01 has been derived by Allscripts from Misys plc’s press release dated September 15, 2008, attached hereto as Exhibit 99.1 and incorporated by reference herein, which contains additional details regarding the Agreement, and an agreement by Misys to make the $12 million payment noted above.

Physicians Interactive Sale

On September 17, 2008, Allscripts, LLC, a wholly-owned subsidiary of Allscripts, entered into an Asset Purchase Agreement (the “PI Agreement”) with Perseus Acquisition, Inc. (“Buyer”), pursuant to which Allscripts, LLC has agreed to sell to Buyer the assets comprising Allscripts’ Physicians Interactive business (the “Assets”). The Physicians Interactive business provides clinical education and information solutions for physicians and patients. The purchase price for the Assets is $11,500,000 in cash. The closing of the sale of the Assets, which is subject to customary closing conditions, is expected to occur on or about October 3, 2008. At the closing, Allscripts is expected to enter into a services agreement pursuant to which it will agree to provide certain administrative services to Buyer until March 31, 2009.

Important Additional Information and Where to Find It

A portion of this communication is being made in respect of the proposed business combination involving a subsidiary of Allscripts and MHS, a wholly owned subsidiary of Misys. In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLSCRIPTS AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’

securities, is set forth in its definitive proxy statement for the 2008 Annual Meeting of Stockholders, which was filed with the SEC on August 21, 2008.

Forward-Looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Such factors may include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; and (5) other factors described in filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the Transactions will be completed or that the conditions to the Transactions will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

Exhibit 10.1	Separation Agreement and General Release between Allscripts, LLC and Benjamin Bulkley dated September 18, 2008

Exhibit 99.1	Misys plc Press Release dated September 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: September 19, 2008	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Separation Agreement and General Release between Allscripts, LLC and Benjamin Bulkley dated September 18, 2008

Exhibit 99.1	Misys plc Press Release dated September 15, 2008

EXHIBIT 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into as of September 18, 2008 between Allscripts LLC, a Delaware limited liability company (the “Company”), and Benjamin E. Bulkley (the “Executive”).

WHEREAS, the Executive currently serves as the Chief Operating Officer of the Company pursuant to an Employment Agreement between the Company and the Executive dated as of April 24, 2007, as amended as of August 7, 2008 (the “Amended Employment Agreement”); and

WHEREAS, the Company and the Executive desire to set forth herein their mutual agreement with respect to all matters relating to the Executive’s resignation and cessation of employment with the Company and its affiliates and the Executive’s release of claims upon the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Resignation; Termination of Employment. The Executive hereby resigns as the Chief Operating Officer of the Company and from all other positions (if any) with the Company and its affiliates as of September 19, 2008 (the “Employment Termination Date”).

2. Payment of Accrued Amounts. The Company shall pay to the Executive within 10 days following the Employment Termination Date all amounts due to the Executive for salary accrued for services rendered through the Employment Termination Date and an amount equal to all of the Executives accrued and unused vacation as of the Employment Termination Date.

3. Payment of 2007 Minimum Performance Bonus. The Company shall pay to the Executive within 10 days following the Employment Termination Date and amount equal to $50,000.00 in full and final satisfaction of the Company’s obligations under Section 3.2 of the Amended Employment Agreement.

4. Separation Payments and Benefits. In consideration for the general release contained in Section 6 hereof (the “Release”), provided that the Executive has not revoked the Release and provided that the Executive complies with the covenants contained in Sections 5.1, 5.2 and 5.3 of the Amended Employment Agreement (a) the Company shall pay to the Executive the cash payments described in Sections 4.5.1(i), (ii) and (iv) of the Amended Employment Agreement, (b) the Company shall provide the Executive with the benefits described in Sections 4.5.1(iii) and (vi) of the Amended Employment Agreement, (c) the Company hereby exercises its right to make the cash payment described in Section 4.5.1(v) of the Amended Employment Agreement in lieu of the vesting of unvested restricted stock units of Allscripts Healthcare Solutions, Inc. (the “Parent”) held by the Executive and the Company shall make such cash payment in accordance with such section, and (d) the unvested restricted stock units of the Parent held by the Executive and with respect to which no cash payment is to be made to the Executive in accordance with Section 4.5.1(v) of the Amended Employment Agreement shall vest in full in accordance with such section.

5. Section 409A. Section 10.13 of the Amended Employment Agreement is incorporated by reference into this Agreement and made a part hereof.

6. Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to Sections 2, 3 and 4 hereof the amount of all required federal and state withholding taxes in accordance with the Executive’s Form W-4 on file with the Company and all applicable social security taxes.

7. Release by the Executive. The Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or any of its divisions, subsidiaries, affiliates (including, without limitation, the Parent) or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the “Released Parties”), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Agreement, including, without limitation, all matters in any way related to the Executive’s employment by the Company, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive’s employment with the Company, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Section 7 shall apply to, or release the Company from, any obligation of the Company contained in this Agreement, in Section 6, 8 or 9 of the Amended Employment Agreement or any vested or accrued benefit pursuant to any employee benefit plan of the Company. The consideration offered herein is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of the Executive.

8. Release by the Company. The Company, on behalf of itself and anyone claiming through it, hereby agrees not to sue the Executive, and agrees to release and discharge,

2

fully, finally and forever, the Executive from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Company ever had or may presently have against the Executive arising from the beginning of time up to and including the effective date of this Agreement, including, without limitation, all matters in any way related to the Executive’s employment by the Company, the terms and conditions thereof, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Section 8 shall apply to, or release the Executive from, any obligation of the Executive contained in this Agreement or in Section 5 or 6 of the Amended Employment Agreement.

9. Authority. The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

10. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Executive while any amounts are payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons designated in writing by the Executive to receive such amounts or, if no person is so designated, to the Executive’s estate.

11. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given by a party hereto when delivered personally or by overnight courier that guarantees next day delivery or five days after deposit in the United States mail, postage prepaid to the following address of the other party hereto (or to such other address of such other party as shall be furnished in accordance herewith):

If to the Company, to:

Allscripts LLC

c/o Allscripts Healthcare Solutions, Inc.

Suite 2024

222 Merchandise Mart Plaza

Chicago, Illinois 60654

Attention: General Counsel

If to the Executive, to:

Benjamin E. Bulkley at his current address on file with the Company

3

12. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws.

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof; provided, however, that Sections 5 through 10, inclusive, of the Amended Employment Agreement shall remain in full force and effect.

14. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

15. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS AGREEMENT, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, THAT HE HAS BEEN ADVISED THAT HE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS AGREEMENT AND THAT HE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EXECUTIVE’S EXECUTION OF THIS AGREEMENT, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE CONTAINED IN SECTION 7 OF THIS AGREEMENT OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION. IF THE EXECUTIVE EXERCISES HIS RIGHTS UNDER THE PRECEDING SENTENCE, HE SHALL HAVE NO RIGHT TO THE CASH AMOUNTS OR BENEFITS PAYABLE TO HIM PURSUANT TO SECTIONS 3 AND 4 OF THIS AGREEMENT AND THE RELEASE CONTAINED IN SECTION 8 SHALL BE NULL AND VOID.

4

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.

ALLSCRIPTS LLC

By:	/S/ LEE SHAPIRO
Name: Lee Shapiro Title: President

/s/ Benjamin E. Bulkley
Benjamin E. Bulkley

5

EXHIBIT 99.1

MISYS plc

MISYS ANNOUNCES AGREEMENT WITH IMEDICA

15 September 2008, London. On 12 August 2008 Misys plc (FTSE:MSY.L) announced that Misys Healthcare Systems LLC (“MHS”) was negotiating in good faith with iMedica Corporation (“iMedica”) to resolve a dispute regarding the OEM agreement with iMedica. Misys today announces MHS has resolved the dispute and MHS and iMedica have signed an agreement (the “Agreement”).

Under the Agreement, MHS will continue to licence certain iMedica health and practice management software, marketed under the Misys MyWay brand. The licences granted under the Agreement will continue to provide MHS with rights to the current version of the iMedica software, PRM 2008, for MHS to license to, and use to support, customers.

The Agreement also provides that iMedica will license to MHS a new version of the iMedica software source code, PRM 2008 SP1, that, from acceptance, will give MHS additional rights to develop future products.

Each party will continue to develop their products independently and neither party will have any rights to the other party’s future source code or products, nor any obligation to share any future source code or products. Once the consideration outlined below is paid there will be no further royalty payments due to iMedica.

In consideration for entering into the Agreement, MHS has agreed:

a)	to pay iMedica a total of $12 million in cash over the coming months contingent upon delivery by iMedica and acceptance by MHS of the source code and services; and

b)	to surrender MHS’s minority equity stake in iMedica and any outstanding prepaid royalties.

ENDS

MEDIA INQUIRIES		ANALYST / INVESTOR INQUIRIES
Carl Gibson		John Kiernan
T:	+ 44 (0) 20 3320 5526	T:	+ 44 (0) 20 3320 5596
T:	+ 1 917 804 0910	T:	+ 1 914 821 2606
M:	+ 44 (0) 782 523 6473	M: + 1 646 233 9954
Email: carl.gibson@misys.com		Email: john.kiernan@misys.com

About Misys plc

Misys plc (FTSE: MSY.L), provides integrated, comprehensive solutions that deliver significant results to organisations in the financial services and healthcare industries. We maximise value for our customers by combining our deep knowledge of their business with our commitment to their success.

In banking and treasury & capital markets, Misys is a market leader, with over 1,200 customers, including all of the world’s top 50 banks. In healthcare, Misys is a market leader, serving more than

110,000 physicians in 18,000 practice locations and 600 home care providers. Misys employs around 4,500 people who serve customers in more than 120 countries.

We aspire to be the world’s best application software and services company, delivering results for the most important industries in the world.

Misys: Experience, Solutions, Results

Contact us today, visit: www.misys.com